INDEPENDENT AUDITORS' REPORT


Shareholders and Board of Directors
Print Works, Inc.
Salt Lake City, Utah


We have audited the statement of operations of Print Works, Inc. for the year ended March 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the results of operations of Print Works, Inc. for the year ended March 31, 1998 in conformity with generally accepted accounting principles.



Jones, Jensen & Company
Salt Lake City, Utah
July 13, 1998